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                                                                    EXHIBIT 10.8



                          PROPRIETARY RIGHTS AGREEMENT

          This Agreement, effective as of May 1, 2000, is between DaimlerChrysler Corporation, 1000 Chrysler Drive, Auburn Hills, Michigan 48326 ("DaimlerChrysler") and Millennium Cell, Inc., 1 Industrial Way West, Eatontown, NJ 07724 ("Millennium").

          WHEREAS, DaimlerChrysler has undertaken a program to test the Sodium Borohydride hydrogen generation system at the level of performance appropriate for vehicle application (the "Program"), this Program to be performed in cooperation with selected suppliers and agents of DaimlerChrysler including Millennium (the "Program Team"); and

          WHEREAS, Millennium has certain experience and expertise in the field of energy storage and hydrogen generation technology and DaimlerChrysler and Millennium desire to share information and potentially work together in this Program.

          NOW THEREFORE, in consideration of the foregoing, DaimlerChrysler and Millennium agree as follows:


                                   DEFINITIONS

          1.1 "PROPRIETARY INFORMATION" shall mean all information of a confidential nature that a party receives or is given access to in conjunction with the Program, including but not limited to data, know-how, trade secrets, samples, prototype parts and all technical, marketing, performance and cost information related to the Program. Proprietary Information shall further include all inventions, ideas, discoveries, developments, prototype parts and any non-public information generated under the Program by either party, its employees, subcontractors or agents, and all media containing Proprietary Information. To the extent possible, all Proprietary Information developed or transmitted in the course of this Program shall be marked as "Confidential" or with a similar indication of its proprietary status.

          1.2 "MILLENNIUM BACKGROUND TECHNOLOGY" shall mean Proprietary Information, notebooks, patents, patent applications, articles, computer records, compositions, devices and methods conceived, acquired, reduced to practice or developed by Millennium prior to or outside of Millennium work on the Program.

          1.3 "MILLENNIUM DEVELOPED PROGRAM TECHNOLOGY" shall mean all Proprietary Information, articles, compositions, devices and/or methods conceived, developed or acquired by Millennium as a direct result of or in the course of its work on the Program or which otherwise constitutes an improvement upon any idea first made known to Millennium by DaimlerChrysler specifically related to or in the course of the Program. Where a design or development originates from Millennium Background Technology and is applied to the Program, only those developments which occur within the Program shall be considered within this definition. Millennium Developed Program Technology specifically excludes all Millennium Background Technology.

          1.4 "DAIMLERCHRYSLER FUNDED TECHNOLOGY" shall mean any portion of the Millennium Developed Program Technology that DaimlerChrysler has paid Millennium to develop, either by direct

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payment or issuance of a purchase order, excluding however Millennium Background
Technology. It is understood that as of the date of the signing of this agreement no such technology yet exists that fits the definition of this paragraph.

                             PROPRIETARY INFORMATION

         2.1 HANDLING OF PROPRIETARY INFORMATION. Unless otherwise authorized in writing by a disclosing party, all Proprietary Information shall be maintained in confidence for five (5) years from the date of first receipt by exercising reasonable precautions to prevent its disclosure. Each party shall use reasonable efforts to limit the dissemination of Proprietary Information to its employees or to employees of its parent, subsidiaries, affiliates or companies under common control therewith, to other members of the Program Team, as well as to other third parties retained by DaimlerChrysler in conjunction with DaimlerChrysler's exercise of any of the rights granted in sub-paragraphs 3.1 and 3.2 herein, who have a need to know and who have agreed to observe equivalent obligations. The standard of care imposed on each party for protecting the Proprietary Information shall be that degree of care that it uses to protect its own confidential information of like importance. These obligations of confidentiality shall not apply to any Proprietary Information which:

         was rightfully in the possession of the receiving party at the time of disclosure;

         becomes publicly known through no wrongful act on the receiving party's part;

         is rightfully received from a third party; or

         is independently developed by the receiving party without any reliance on Proprietary Information of the disclosing party.

          2.2 RETURN OF PROPRIETARY INFORMATION. To the extent reasonable or possible, upon written request of the disclosing party, any writing containing Proprietary Information shall be returned by the receiving party and all software, data or models provided hereunder shall be wiped from all media, along with all derivatives thereof.


                          INTELLECTUAL PROPERTY RIGHTS

          3.1 MILLENNIUM DEVELOPED PROGRAM TECHNOLOGY. In consideration for the advantages gained by working with DaimlerChrysler on the Program, Millennium hereby grants to DaimlerChrysler, its present and future parent, subsidiaries and companies under common control therewith ("DaimlerChrysler Companies"), a non-exclusive, world-wide, paid-up, irrevocable and perpetual license to make, have made, use, offer to sell, sell and import only in connection with DaimlerChrysler Companies' automotive business, articles, compositions, devices and/or methods which embody any Millennium Developed Program Technology.

          3.2 DAIMLERCHRYSLER FUNDED TECHNOLOGY. Notwithstanding the above, Millennium hereby agrees to and does hereby assign, transfer and convey to DaimlerChrysler all of Millennium right, title and interest in and to all DaimlerChrysler Funded Technology, including all intellectual property rights therein.

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          3.3 MILLENNIUM BACKGROUND TECHNOLOGY. Millennium agrees to make available to DaimlerChrysler, only in connection with DaimlerChrysler Companies' business, a non-exclusive license on reasonable terms and conditions with respect to any Millennium Background Technology which is reasonably required by DaimlerChrysler for its full enjoyment of the rights otherwise transferred in sub-paragraphs 3.1 and 3.2 hereunder. Millennium's obligations under this subsection 3.3 shall terminate at the end of twelve (12) months after delivery of the first hydrogen generator to DaimlerChrysler.

          3.4 DISCLOSURE OBLIGATIONS. Millennium agrees to disclose promptly to DaimlerChrysler any invention, copyrightable work, patent application or patent to which DaimlerChrysler is entitled to a license or assignment hereunder and to perform any act, including without limitation, executing and delivering upon request any document that DaimlerChrysler may reasonably deem necessary to enjoy the full benefit of that intellectual property.

           3.5 OTHER OBLIGATIONS. Except as expressly provided herein, no license, express or implied, in the Proprietary Information or other proprietary right is granted hereunder. In no event shall either party make any attempt to reverse engineer any software or other technology provided hereunder. The parties agree to make no attempt to analyze or otherwise determine the chemical composition of any material or other substance provided under this Agreement without the express written permission of the other party and any supplier of the material or substance to that party. Neither party shall use any Proprietary Information in a manner inconsistent with this Agreement.


                                     GENERAL

          4.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supercedes all prior communications, negotiations, understandings and agreements between the parties, whether express or implied, either written or oral, with respect to the subject matter herein. This Agreement may only be amended by a writing executed by both parties. To the extent any term of a purchase order issued to Millennium by DaimlerChrysler for Millennium's work under the Program conflicts with any term of this Agreement, the terms of this Agreement will govern.

          4.2 RELATIONSHIP OF THE PARTIES. This Agreement does not constitute either party as the agent, representative or partner of the other party for any purpose. Neither party has the authority to assume or create an obligation on behalf of, or in the name of, the other party.

          4.3 EXPIRATION AND TERMINATION. Unless earlier terminated by mutual agreement of the parties, this Agreement shall expire five (5) years from the effective date of this Agreement. The respective rights and obligations of each party accruing prior to termination or expiration of this Agreement shall survive termination or expiration of this Agreement.

         4.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to its conflict of laws provisions, and/or the federal laws of the United States.

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          4.5 ASSIGNMENT. No party may assign any right or obligation under this
Agreement without the prior written consent of the other, except that either party may assign, in whole or in part, its right, title and interest in this Agreement to any company with which it may merge or consolidate or which acquires substantially all of the business or assets of such party. The terms and conditions hereof will inure to the benefit of and be binding upon agents and successors in interest of each party.

          IN WITNESS HEREOF, the parties hereto have caused this instrument to be executed by their respective authorized representatives.



          DAIMLERCHRYSLER CORPORATION             MILLENNIUM CALL LLC


          BY:                                     BY:


          TITLE:                                  TITLE:

          DATE:                                   DATE:


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